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                                                                  EXHIBIT 10.104

                                PROMISSORY NOTE

$627,800.00                                               MINNEAPOLIS, MINNESOTA
                                                               DECEMBER 28, 1994

     FOR VALUE RECEIVED, the undersigned, PIONEER HOTEL, INC., a corporation under the laws of the State of Nevada (the "Borrower"), agrees and promises to pay to the order of PDS FINANCIAL CORPORATION, a Minnesota corporation ("PDS"), its endorsees, successors and assigns (the "Holder"), in lawful money of the United States at its principal office at 7652 Executive Drive, Eden Prairie, Minnesota 55344, or such other place as the Holder may from time to time designate, the principal sum of Six Hundred Twenty-seven Thousand Eight Hundred and 00/100 Dollars ($627,800.00), together with interest on the unpaid principal balance at an annual rate of interest (the "Note Rate") of twelve percent (12%).

     Interest shall be computed on the basis of a Three Hundred and Sixty (360) day year.

     The principal balance hereof and accrued interest hereunder shall be due and payable in Thirty Six (36) consecutive monthly payments in the amount of Twenty Thousand Seven Hundred Sixty-nine and 36/100 Dollars ($20,769.36) each commencing on January 15, 1995 and continuing on the fifteenth (15th) day of each month thereafter until December 15, 1997, on which date all principal and interest hereunder shall be due and payable in full.

     All payments shall be applied first to interest and then to principal.

     Except as otherwise provided herein, this Note may not be prepaid in whole or in part at any time prior to the Maturity Date. Notwithstanding the foregoing, this Note may be prepaid (i) in whole but not in part in the event the indebtedness of Pioneer Finance Corp., a Nevada corporation ("Pioneer Finance"), under that certain Indenture dated as of December 8, 1988 among Pioneer Finance, as issuer Sahara Gaming Corporation (as successor in interest to Sahara Casino Partners, L.P.), as Guarantor and Bank of America, NT & SA (as successor in interest to Security Pacific National Bank), is repaid in full, or
(ii) in whole or in part in the event PDS is required to reacquire some or all of the Equipment (as such term is defined in the Security Agreement, defined below).

     This Note is secured by:

          (i) that certain Security Agreement dated of even date herewith between PDS, as secured party and the Borrower, as debtor (the "Security Agreement");

          (ii) the interest of the Borrower in the equipment described in the Security Agreement; and

          (iii)  the proceeds of the foregoing.

     Upon the occurrence and during the continuation of an Event of Default (as hereinafter defined) the Holder shall have the right to set off any and all amounts due hereunder by the Borrower to the Holder against any indebtedness or obligation of the Holder to the Borrower.

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     A late payment charge of two percent (2%) of any installment remaining unpaid five (5) days following the due date thereof, including Sundays and holidays, shall be added to each such past due installment.

     At the option of the Holder, the unpaid principal balance and all accrued but unpaid interest thereon shall become immediately due and payable, without notice or demand, upon the occurrence at any time of any Event of Default under that certain Credit Agreement of even date herewith between the Borrower and the Holder (individually an "Event of Default"):

     If this Note is not paid when due, whether at maturity or by acceleration, the Borrower agrees to pay all reasonable costs of collection, including but not limited to reasonable attorneys' fees and reasonable expenses incurred in connection with the protection or realization of the collateral securing this Note or enforcement of any guaranty hereof incurred by the Holder hereof on account of such collection, whether or not suit is filed hereon.

     The Borrower hereby waives: (a) presentment, protest and demand; and (b) notice of protest, demand, dishonor and nonpayment of this Note and all other notices of every kind and nature whatsoever. No single or partial exercise of any power hereunder or any other security given as security therefore, shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the Holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     No provision of this Note or any instrument securing payment hereof or otherwise relating to the debt evidenced hereby shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest is herein provided for, or shall be adjudicated to be so provided for herein, the provisions of this paragraph shall govern and neither the Borrower nor any endorsers or guarantors of this Note or their respective heirs, personal representatives, successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by applicable law. Notwithstanding the invalidity or unenforceability of any provision hereof under applicable law, the remaining provisions of this Note shall remain valid and enforceable. All rights and remedies of the Holder expressed in this Note shall be in addition to and not in lieu of all other rights and remedies available to the Holder by agreement, at law, in equity or otherwise.

     The Borrower warrants and represents that all funds advanced under this Note shall be applied and are intended solely for business or commercial purposes and not for any personal, family or household purposes.

     The obligation evidenced by this Note was negotiated, delivered and accepted in the State of Minnesota, the laws of which state shall in all respects be controlling in the interpretation and validity of this Note and all obligations evidenced hereby.

     Time is of the essence. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

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     Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any releases of, or resort to any party liable for payment hereof.



Executed as of the date first above written.

                              PIONEER HOTEL, INC.,
                              A NEVADA CORPORATION

                              By /s/ THOMAS K. LAND
                                -------------------------------------
                              Its  Senior Vice President and
                                 ------------------------------------
                                   Chief Financial Officer
                                 ------------------------------------

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